As filed with the Securities and Exchange Commission on November 26, 1997
                                                  Registration No. 33-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             INTER-TEL, INCORPORATED
             (Exact name of registrant as specified in its charter)

                ARIZONA                                      86-0220994
           -----------------                            -------------------
     (State or other jurisdiction                          (IRS Employer
           of incorporation)                            Identification No.)

                        120 North 44th Street, Suite 200
                           Phoenix, Arizona 85304-1822
                    (Address of principal executive offices)

              Inter-Tel, Incorporated 1997 Long-Term Incentive Plan
            Inter-Tel, Incorporated 1997 Employee Stock Purchase Plan
                            (Full Title of the Plans)


                                STEVEN G. MIHAYLO
         Chairman of the Board of Directors and Chief Executive Officer
                             INTER-TEL, INCORPORATED
                        120 North 44th Street, Suite 200
                           Phoenix, Arizona 85304-1822
                     (Name and address of agent for service)

                                 (602) 302-8900
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                           PATRICK J. SCHULTHEIS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

=======================================================================================================================
                  Title of                        Amount          Proposed              Proposed            Amount of
                Securities to                     to be       Maximum Offering      Maximum Aggregate     Registration
                be Registered                   Registered      Price Per Share       Offering Price              Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share:
  Inter-Tel, Incorporated 1997 Long-Term       1,308,000             $7.40109(1)         $ 9,680,625(1)    $2,933.52(1)
   Incentive Plan
  Inter-Tel, Incorporated 1997 Long-Term       1,092,000            $21.12500(2)         $23,068,500(2)    $6,990.45(2)
   Incentive Plan
  Inter-Tel, Incorporated 1997 Employee          500,000            $17.95625(3)         $ 8,978,125(3)    $2,720.64(3)
   Stock Purchase Plan
     TOTALS                                    2,900,000                                                  $12,644.61

=======================================================================================================================

    (1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 2,400,000 shares reserved for issuance upon exercises of outstanding stock options granted under the Inter-Tel, Incorporated 1997 Long-Term Incentive Plan has been estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average price of the 1,308,000 shares subject to outstanding options under the Inter-Tel, Incorporated 1997 Long-Term Incentive Plan is $7.40109.

    (2) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 1,092,000 shares reserved for issuance under the Inter-Tel, Incorporated 1997 Long-Term Incentive Plan has been estimated to be the average of the high and low price reported in the Nasdaq National Market on November 25, 1997.

    (3) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 500,000 shares reserved for issuance under the Inter-Tel, Incorporated 1997 Employee Stock Purchase Plan has been estimated to be 85% of the average of the high and low price reported in the Nasdaq National Market on November 25, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


    Item 3.  Information Incorporated by Reference.
             -------------------------------------

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

      (a) The Registrant's Registration Statement on Form S-3 (File No. 333-39221) (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including the Amended Prospectus dated November 20, 1997 included therein, relating to the Registrant's public offering of its Common Stock.

      (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 26, 1982, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

    Item 4.  Description of Securities.
             -------------------------

      Not applicable.

    Item 5.  Interests of Named Experts and Counsel.
             --------------------------------------

      Not applicable.

    Item 6.  Indemnification of Directors and Officers.
             -----------------------------------------

     The Company's Restated Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, subject to certain exceptions. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona Revised Statutes. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim or such indemnification.

     The  Company  currently   maintains   directors'  and  officers'  liability
insurance.

     Reference is also made to Section 11 of the Underwriting Agreement contained in Exhibit 1.1 to the amendment to the Company's S-3 filed on November 20, 1997, indemnifying officers and directors of the Registrant against certain liabilities.

    Item 7.  Exemption from Registration Claimed.
             -----------------------------------

      Not applicable.

    Item 8.  Exhibits.
             --------

             Exhibit
             Number
             -------

                5.1 Opinion of John L. Gardner, General Counsel, as to the legality of securities being registered.

               10.1           Inter-Tel,  Incorporated 1997 Long-Term  Incentive
                              Plan.

               10.2           Inter-Tel,   Incorporated   1997  Employee   Stock
                              Purchase Plan.

               23.1           Consent of Independent Auditors.

               23.2           Consent of Counsel (included in Exhibit 5.1).

               24.1           Power of Attorney.
    ------------------------------

    Item 9.  Undertakings.
             ------------

      (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Inter-Tel, Incorporated, an Arizona corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 26, 1997 .

                                         INTER-TEL, INCORPORATED

                                         By: /s/ Kurt R. Kneip
                                             -----------------
                                         Kurt R. Kneip, Chief Financial Officer


                                POWER OF ATTORNEY
                                -----------------

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Mihaylo and Kurt R. Kneip, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                              TITLE                                  DATE

/s/Steven G. Mihaylo           Chairman of the Board and Chief Executive        October 25, 1997
--------------------           Officer (Principal Executive Officer)
  (Steven G. Mihaylo)

/s/Kurt R. Kneip               Chief Financial Officer (Principal               October 25, 1997
----------------               Financial and Accounting Officer)
  (Kurt R. Kneip)

/s/Gary D. Edens               Director                                         October 25, 1997
----------------
  (Gary D. Edens)

/s/Maurice H. Esperseth        Director                                         October 25, 1997
-----------------------
  (Maurice H. Esperseth)

/s/C. Roland Haden             Director                                         October 25, 1997
------------------
  (C. Roland Haden)

/s/Norman Stout                Director                                         October 25, 1997
---------------
  (Norman Stout)

/s/J. Robert Anderson          Director                                         October 25, 1997
---------------------
  (J. Robert Anderson)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS



                       Registration Statement on Form S-8

                             Inter-Tel, Incorporated

                                November 26, 1997
                                INDEX TO EXHIBITS


Exhibit
Numbered
Number                               Description                          Page
------     ----------------------------------------------------------     ----

   5.1     Opinion of John L. Gardner, General Counsel                      8

  10.1     Inter-Tel, Incorporated 1997 Long-Term Incentive Plan.           9

  10.2     Inter-Tel, Incorporated 1997 Employee Stock Purchase Plan.      24

  23.1     Consent of Ernst & Young LLP, Independent Auditors.             37

  23.2     Consent of John L. Gardner, General Counsel
           (Contained in Exhibit 5.1).                                      8

  24.1     Power of Attorney.                                               6

------------------------------
                                       7